UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 7, 2014

ENERTOPIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (604) 602-1675

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 7, 2014, the Company has entered into a Letter of Intent ("LOI") to set forth the basic terms of the recent discussions between Enertopia Corporation ("Enertopia") and Green Canvas Ltd. ("GCL") (collectively, the "Parties") with regard to the acquisition (the "Acquisition") by Enertopia of up a 75% interest in the business of GCL (the "Business"), being the business of legally producing, manufacturing, propagating, importing/exporting, testing, researching and developing, and selling marihuana for medical purposes.

Acquisition Structure: In accordance with the terms of a formal and definitive Agreement to be entered into between Enertopia and GCL (the "Definitive Agreement"), Enertopia shall be entitled to acquire up to 75% ownership interest in the Business (an "Ownership Interest") as follows:

(a)	Upon the execution of this LOI, Enertopia shall pay to GCL the sum of $100,000 which shall be non-refundable.

(b)

Immediately following entry into the Definitive Agreement with GCL, Enertopia shall issue to GCL an aggregate of 10,000,000 common shares of Enertopia ("Definitive Agreement Shares") and shall in turn be granted and vested with a 49% Ownership Interest. At such time the Parties will be deemed to have formed a joint venture for the operation and further development of the Business (the "Joint Venture"). A total of 5,000,000 of the Definitive Agreement Shares shall be held in escrow (the "Escrow Shares") by Enertopia's solicitors until such date as the License (as hereinafter defined) has been obtained by GCL (the "Effective Date"). Upon occurrence of the Effective Date, the Escrow Shares will be released from escrow. In the event the Effective Date does not occur within 12 months of the date of the Definitive Agreement (the "Execution Date"), the Definitive Agreement Shares shall be cancelled and returned to treasury.

(c)

Over a period of 60 days immediately following the Execution Date, Enertopia shall pay the sum of $500,000 to GCL in accordance with a payment schedule to be set forth in the Definitive Agreement which funds shall be used by GCL to upgrade the Business as may be necessary pursuant to the Canadian Medical Marihuana Purposes Regulations ("MMPR") requirements or as may otherwise be required to advance the Business.

(d)

On or before the first anniversary of the Execution Date, Enertopia shall pay the sum of $250,000 to GCL and issue 3,000,000 common shares of Enertopia to GCL, in return for which Enertopia will be granted and vested with an additional 2% Ownership Interest for a total Ownership Interest of 51% at such time.

(e)

On or before the second anniversary of the Execution Date, pay the sum of $150,000 to GCL and issue 3,000,000 common shares of Enertopia to GCL, in return for which Enertopia will be granted and vested with an additional 9% Ownership Interest for a total Ownership Interest of 60% at such time.

(f)

Upon earning a 60% Ownership Interest on or before the second anniversary of the Execution Date, Enertopia shall have the option to acquire an additional 15% Ownership Interest through the issuance of an additional 3,000,000 common shares of Enertopia to GCL in accordance with a schedule to be set forth in the Definitive Agreement.

Item 7.01 Regulation FD Disclosure.

A copy of the news release announcing the LOI Agreement is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

10.1	LOI Agreement dated February 7, 2014
99.1	Press Release dated February 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2014

Enertopia Corp.

By: ____”Robert McAllister”______
Robert G. McAllister
President and Director